Exhibit 99.1

FOR IMMEDIATE RELEASE
August 2, 2011

Investor Contact: Martie Edmunds Zakas Sr. Vice President - Strategy, Corporate Development & Communications 770-206-4237 mzakas@muellerwp.com

Media Contact: John Pensec Director - Corporate Communications & Public Affairs
770-206-4240 jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL 2011 THIRD-QUARTER RESULTS

(ATLANTA) - Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $366.7 million and a net loss of $2.7 million for the fiscal 2011 third quarter ended June 30, 2011. Summarized consolidated 2011 third quarter results compared to 2010 third quarter results are as follows:

•	Net sales for the 2011 third quarter were $366.7 million compared to net sales for the 2010 third quarter of $375.9 million.

•

Income from operations for the 2011 third quarter was $13.9 million compared to income from operations for the 2010 third quarter of $12.5 million. Adjusted income from operations for the 2011 third quarter of $15.6 million increased $2.2 million from adjusted income from operations for the 2010 third quarter of $13.4 million.

•

Net loss per share for the 2011 third quarter was $0.02 and was equal to the net loss per share for the 2010 third quarter. Adjusted net loss per share for the 2011 third quarter was $0.00 compared to an adjusted net loss per share for the 2010 third quarter of $0.01.

•	Adjusted EBITDA for the 2011 third quarter of $35.9 million increased $1.4 million from adjusted EBITDA for the 2010 third quarter of $34.5 million.

“As we mentioned last quarter, municipalities remain cautious as they balance the need to repair and replace aging water infrastructure against ongoing budget concerns. Consequently, municipalities continue to slow or delay spending, which negatively impacted volumes at both Mueller Co. and U.S. Pipe in the third quarter,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “However, in spite of this environment, we were able to more than offset increased raw material costs with higher pricing. Additionally, U.S. Pipe’s improved third-quarter performance benefitted from higher pricing, which improved both year-over-year and sequentially, as well as from productivity gains.

“Anvil’s strong third-quarter performance resulted in a 15.7 percent increase in net sales and a more than doubling of operating income. We are pleased with Anvil’s results, which were driven by both ongoing volume growth and productivity improvements.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“Municipalities are focused on ways to increase efficiencies and prioritize capital spending, both of which benefit our newer water- technology businesses. Mueller Systems provides metering solutions, including automated meter reading and advanced metering infrastructure systems that accurately measure water usage while increasing operational efficiency of a utility. Echologics offers leak detection and pipe condition assessment products and services that help municipalities conserve water and prioritize capital projects. The market reception to both businesses is encouraging, with Mueller Systems experiencing double digit net sales growth in the quarter year-over-year. Additionally, third-quarter bookings were up substantially in both businesses.”

Third-Quarter Consolidated Results

Net sales for the third quarter were $366.7 million compared to net sales for the 2010 third quarter of $375.9 million. Net sales decreased primarily due to lower shipment volumes in our water infrastructure businesses of $28.6 million, partially offset by higher prices of $17.5 million.

Adjusted income from operations for the 2011 third quarter of $15.6 million improved $2.2 million from adjusted income from operations for the 2010 third quarter of $13.4 million. Higher sales prices of $17.5 million, manufacturing and other cost savings of $9.2 million and lower selling, general and administrative expenses of $2.5 million were partially offset by higher raw material costs of $10.8 million, higher per-unit overhead costs due to lower production of $9.0 million and lower shipment volumes of $5.9 million.

Third-Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. for the 2011 third quarter were $165.8 million compared to net sales for the 2010 third quarter of $174.6 million. Lower shipment volumes of $17.0 million were partially offset by higher prices of $6.6 million and favorable Canadian currency exchange rates of $1.6 million.

Adjusted income from operations for the 2011 third quarter was $22.8 million compared to adjusted income from operations for the 2010 third quarter of $28.8 million. Lower shipment volumes of $6.4 million, higher per-unit overhead costs due to lower production of $5.1 million and higher raw material costs of $4.3 million were partially offset by higher sales prices of $6.6 million and manufacturing and other cost savings of $5.2 million.

U.S. Pipe

Net sales for U.S. Pipe for the 2011 third quarter were $107.1 million compared to net sales for the 2010 third quarter of $120.2 million. Lower shipment volumes of $21.8 million were partially offset by higher prices of $8.7 million.

Adjusted loss from operations for the 2011 third quarter of $9.4 million improved from an adjusted loss from operations for the 2010 third quarter of $10.4 million. Higher sales prices of $8.7 million, manufacturing and other cost savings of $1.9 million and lower selling, general and administrative expenses of $1.1 million were partially offset by higher raw material costs of $5.3 million, lower shipment volumes of $2.9 million and higher per-unit overhead costs due to lower production of $2.6 million.

2

Anvil

Net sales for Anvil for the 2011 third quarter of $93.8 million increased 15.7 percent from net sales for the 2010 third quarter of $81.1 million. Net sales increased primarily due to higher shipment volumes of $10.2 million and higher prices of $2.2 million.

Adjusted income from operations for the 2011 third quarter of $9.6 million increased $5.1 million compared to adjusted income from operations for the 2010 third quarter of $4.5 million. Higher shipment volumes of $3.4 million, higher sales prices of $2.2 million and manufacturing and other cost savings of $2.1 million were partially offset by higher per-unit overhead costs due to lower production of $1.3 million and higher raw material costs of $1.2 million.

Interest Expense, Net

Interest expense, net for the 2011 third quarter of $16.8 million included $2.1 million of non-cash costs related to interest rate swap contracts. Although these contracts were terminated prior to 2011, the related costs are being amortized over the original term of the swap contracts. Interest expense, net for the 2010 third quarter was $15.8 million. Excluding interest expense associated with the terminated swap contracts, interest expense decreased $1.0 million primarily due to a lower effective interest rate.

Income Taxes

The 2011 third quarter income tax benefit of $0.2 million reflected an income tax benefit on current operations offset by certain discrete income tax expense items. Income taxes for the 2010 third quarter included a one-time $2.2 million expense related to the repatriation of earnings from Canada.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding restructuring. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents income (loss) from operations excluding restructuring, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude restructuring, certain costs from settled interest rate swap contracts, the income tax effects of these excluded items and a tax adjustment for the repatriation of earnings. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flow from operating activities less capital expenditures. It is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

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Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, August 3, 2011 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites those interested to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.muellerwaterproducts.com. The archived webcast and the corresponding slide presentation will be available for at least 90 days in the Investor Relations section of the Company’s website.

Those interested in listening to the call should log on to the website several minutes before the start of the call. After selecting the presentation icon, interested parties should follow the instructions to ensure their systems are set up to hear the event and view the accompanying slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding spending trends by municipalities on water infrastructure and the market reception of Mueller Systems’ and Echologics’ products and services, and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the spending level for water and wastewater infrastructure;

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•

the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and in Part I, Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2011.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is headquartered in Atlanta, GA and manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. Net sales for the year ended June 30, 2011 were $1.3 billion and total employees were approximately 4,800 at June 30, 2011. The Company operates primarily through three segments: Mueller Co., U.S. Pipe and Anvil. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit our website at www.muellerwaterproducts.com.

###

4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2011	September 30, 2010
	(in millions)
Assets:
Cash and cash equivalents	$45.8	$83.7
Receivables, net	226.6	202.5
Inventories	261.0	268.4
Deferred income taxes	30.9	30.3
Other current assets	57.5	51.5

Total current assets	621.8	636.4

Property, plant and equipment, net	248.3	264.4
Identifiable intangible assets	617.5	632.4
Other noncurrent assets	33.3	35.0

Total assets	$1,520.9	$1,568.2

Liabilities and stockholders’ equity:
Current portion of long-term debt	$0.9	$0.7
Accounts payable	116.5	93.2
Other current liabilities	72.7	89.8

Total current liabilities	190.1	183.7

Long-term debt	692.1	691.5
Deferred income taxes	168.0	165.5
Other noncurrent liabilities	68.3	122.2

Total liabilities	1,118.5	1,162.9

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized; 155,588,525 shares and 154,708,474 shares outstanding at June 30, 2011 and September 30, 2010, respectively	1.6	1.5
Additional paid-in capital	1,595.5	1,597.5
Accumulated deficit	(1,152.0)	(1,123.5)
Accumulated other comprehensive loss	(42.7)	(70.2)

Total stockholders’ equity	402.4	405.3

Total liabilities and stockholders’ equity	$1,520.9	$1,568.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2011	2010	2011	2010
	(in millions, except per share amounts)

Net sales	$366.7	$375.9	$965.6	$990.8
Cost of sales	296.4	305.3	795.7	826.1

Gross profit	70.3	70.6	169.9	164.7

Operating expenses:
Selling, general and administrative	54.7	57.2	161.5	163.0
Restructuring	1.7	0.9	5.7	11.8

Total operating expenses	56.4	58.1	167.2	174.8

Income (loss) from operations	13.9	12.5	2.7	(10.1)

Interest expense, net	16.8	15.8	49.0	47.4
Loss on early extinguishment of debt	—	—	—	0.5

Loss before income taxes	(2.9)	(3.3)	(46.3)	(58.0)
Income tax expense (benefit)	(0.2)	0.5	(17.8)	(19.8)

Net loss	$(2.7)	$(3.8)	$(28.5)	$(38.2)

Net loss per share:
Basic	$(0.02)	$(0.02)	$(0.18)	$(0.25)

Diluted	$(0.02)	$(0.02)	$(0.18)	$(0.25)

Weighted average shares outstanding:
Basic	155.5	154.5	155.2	154.3

Diluted	155.5	154.5	155.2	154.3

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED JUNE 30, 2011

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)

Balance at September 30, 2010	$1.5	$1,597.5	$(1,123.5)	$(70.2)	$405.3

Net loss	—	—	(28.5)	—	(28.5)
Dividends declared	—	(8.1)	—	—	(8.1)
Stock-based compensation	—	5.6	—	—	5.6
Stock issued under stock compensation plans	0.1	0.5	—	—	0.6
Derivative instruments	—	—	—	3.7	3.7
Foreign currency translation	—	—	—	3.1	3.1
Minimum pension liability	—	—	—	20.7	20.7

Balance at June 30, 2011	$1.6	$1,595.5	$(1,152.0)	$(42.7)	$402.4

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2011	2010
	(in millions)

Operating activities:
Net loss	$(28.5)	$(38.2)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	38.4	39.9
Amortization	22.6	23.4
Non-cash restructuring	—	6.1
Loss on early extinguishment of debt	—	0.5
Stock-based compensation	5.6	6.7
Deferred income taxes	(14.5)	(20.3)
Gain on disposal of assets	(0.6)	(4.9)
Interest rate swap contracts	6.0	(0.7)
Other, net	5.6	5.6
Changes in assets and liabilities:
Receivables	(23.2)	(10.0)
Inventories	8.4	46.5
Other current assets and other noncurrent assets	—	29.1
Accounts payable and other liabilities	(22.5)	(48.0)

Net cash provided by (used in) operating activities	(2.7)	35.7

Investing activities:
Capital expenditures	(21.9)	(21.4)
Acquisition of business, net of cash acquired	(7.9)	—
Proceeds from sales of assets	0.9	54.5

Net cash provided by (used in) investing activities	(28.9)	33.1

Financing activities:
Increase in outstanding checks	—	0.6
Debt borrowings (payments), net	0.5	(47.5)
Payment of deferred financing fees	(0.4)	—
Common stock issued	0.6	0.8
Dividends paid	(8.1)	(8.1)

Net cash used in financing activities	(7.4)	(54.2)

Effect of currency exchange rate changes on cash	1.1	1.0

Net change in cash and cash equivalents	(37.9)	15.6
Cash and cash equivalents at beginning of period	83.7	61.5

Cash and cash equivalents at end of period	$45.8	$77.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$165.8	$107.1	$93.8	$—	$366.7

Gross profit (loss)	$46.7	$(2.8)	$26.6	$(0.2)	$70.3
Selling, general and administrative expenses	23.9	6.6	17.0	7.2	54.7
Restructuring	0.2	1.4	0.1	—	1.7

Income (loss) from operations	$22.6	$(10.8)	$9.5	$(7.4)	13.9

Interest expense, net					16.8
Income tax benefit					(0.2)

Net loss					$(2.7)

Net loss per diluted share					$(0.02)

Capital expenditures	$4.1	$1.8	$1.8	$—	$7.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$22.6	$(10.8)	$9.5	$(7.4)	$13.9
Restructuring	0.2	1.4	0.1	—	1.7

Adjusted income (loss) from operations	22.8	(9.4)	9.6	(7.4)	15.6
Depreciation and amortization	11.8	4.6	3.7	0.2	20.3

Adjusted EBITDA	$34.6	$(4.8)	$13.3	$(7.2)	$35.9

Adjusted operating margin	13.8%	-8.8%	10.2%	—	4.3%

Adjusted EBITDA margin	20.9%	-4.5%	14.2%	—	9.8%

Adjusted net loss:
Net loss					$(2.7)
Restructuring, net of tax					1.0
Interest rate swap settlement costs, net of tax					1.3

Adjusted net loss					$(0.4)

Adjusted net loss per diluted share					$—

Free cash flow:
Net cash provided by operating activities					$12.1
Capital expenditures					(7.7)

Free cash flow					$4.4

Net debt (end of period):
Current portion of long-term debt					$0.9
Long-term debt					692.1

Total debt					693.0
Less cash and cash equivalents					(45.8)

Net debt					$647.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$174.6	$120.2	$81.1	$—	$375.9

Gross profit (loss)	$52.1	$(2.7)	$21.1	$0.1	$70.6
Selling, general and administrative expenses	23.3	7.7	16.6	9.6	57.2
Restructuring	—	0.9	—	—	0.9

Income (loss) from operations	$28.8	$(11.3)	$4.5	$(9.5)	12.5

Interest expense, net					15.8
Income tax expense					0.5

Net loss					$(3.8)

Net loss per diluted share					$(0.02)

Capital expenditures	$2.7	$2.1	$2.0	$—	$6.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$28.8	$(11.3)	$4.5	$(9.5)	$12.5
Restructuring	—	0.9	—	—	0.9

Adjusted income (loss) from operations	28.8	(10.4)	4.5	(9.5)	13.4
Depreciation and amortization	12.3	4.6	3.9	0.3	21.1

Adjusted EBITDA	$41.1	$(5.8)	$8.4	$(9.2)	$34.5

Adjusted operating margin	16.5%	-8.7%	5.5%	—	3.6%

Adjusted EBITDA margin	23.5%	-4.8%	10.4%	—	9.2%

Adjusted net loss:
Net loss					$(3.8)
Tax on repatriation on Canadian earnings					2.2
Restructuring, net of tax					0.5

Adjusted net loss					$(1.1)

Adjusted net loss per diluted share					$(0.01)

Free cash flow:
Net cash used in operating activities					$(8.6)
Capital expenditures					(6.8)

Free cash flow					$(15.4)

Net debt (end of period):
Current portion of long-term debt					$10.5
Long-term debt					682.2

Total debt					692.7
Less cash and cash equivalents					(77.1)

Net debt					$615.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2011
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$444.5	$257.3	$263.8	$—	$965.6

Gross profit (loss)	$109.7	$(13.3)	$73.4	$0.1	$169.9
Selling, general and administrative expenses	67.6	21.2	50.4	22.3	161.5
Restructuring	1.2	3.3	1.2	—	5.7

Income (loss) from operations	$40.9	$(37.8)	$21.8	$(22.2)	2.7

Interest expense, net					49.0
Income tax benefit					(17.8)

Net loss					$(28.5)

Net loss per diluted share					$(0.18)

Capital expenditures	$11.0	$6.0	$4.4	$0.5	$21.9

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$40.9	$(37.8)	$21.8	$(22.2)	$2.7
Restructuring	1.2	3.3	1.2	—	5.7

Adjusted income (loss) from operations	42.1	(34.5)	23.0	(22.2)	8.4
Depreciation and amortization	35.7	13.8	10.9	0.6	61.0

Adjusted EBITDA	$77.8	$(20.7)	$33.9	$(21.6)	$69.4

Adjusted operating margin	9.5%	-13.4%	8.7%	—	0.9%

Adjusted EBITDA margin	17.5%	-8.0%	12.9%	—	7.2%

Adjusted net loss:
Net loss					$(28.5)
Interest rate swap settlement costs, net of tax					3.7
Restructuring, net of tax					3.5

Adjusted net loss					$(21.3)

Adjusted net loss per diluted share					$(0.14)

Free cash flow:
Net cash used in operating activities					$(2.7)
Capital expenditures					(21.9)

Free cash flow					$(24.6)

Net debt (end of period):
Current portion of long-term debt					$0.9
Long-term debt					692.1

Total debt					693.0
Less cash and cash equivalents					(45.8)

Net debt					$647.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total

GAAP results:
Net sales	$449.1	$282.9	$258.8	$—	$990.8

Gross profit (loss)	$121.2	$(19.6)	$63.0	$0.1	$164.7
Selling, general and administrative expenses	66.7	22.3	48.0	26.0	163.0
Restructuring	0.1	11.6	0.1	—	11.8

Income (loss) from operations	$54.4	$(53.5)	$14.9	$(25.9)	(10.1)

Interest expense, net					47.4
Loss on early extinguishment of debt					0.5
Income tax benefit					(19.8)

Net loss					$(38.2)

Net loss per diluted share					$(0.25)

Capital expenditures	$9.8	$7.4	$4.1	$0.1	$21.4

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$54.4	$(53.5)	$14.9	$(25.9)	$(10.1)
Restructuring	0.1	11.6	0.1	—	11.8

Adjusted income (loss) from operations	54.5	(41.9)	15.0	(25.9)	1.7
Depreciation and amortization	37.2	14.0	11.5	0.6	63.3

Adjusted EBITDA	$91.7	$(27.9)	$26.5	$(25.3)	$65.0

Adjusted operating margin	12.1%	-14.8%	5.8%	—	0.2%

Adjusted EBITDA margin	20.4%	-9.9%	10.2%	—	6.6%

Adjusted net loss
Net loss					$(38.2)
Restructuring, net of tax					7.1
Tax on repatriation on Canadian earnings					2.2
Interest rate swap settlement costs, net of tax					(0.7)
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(29.3)

Adjusted net loss per diluted share					$(0.19)

Free cash flow:
Net cash provided by operating activities					$35.7
Capital expenditures					(21.4)

Free cash flow					$14.3

Net debt (end of period):
Current portion of long-term debt					$10.5
Long-term debt					682.2

Total debt					692.7
Less cash and cash equivalents					(77.1)

Net debt					$615.6